Exhibit 99.1

Crexendo Announces Fourth Quarter and Year Ended December 31, 2019 Results

PHOENIX, AZ—(Marketwired – March 3, 2020)

Crexendo, Inc. (OTCQX: CXDO), an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter Financial highlights:

●
Total revenue increased 20% year-over-year to $3.7 million.
●
UCaaS service revenue increased 23% year-over-year to $3.2 million.
●
GAAP net income was $228,000.
●
Non-GAAP net income was $347,000.

Financial Results for the Fourth Quarter 2019

Consolidated total revenue for the fourth quarter of 2019 increased 20% to $3.7 million compared to $3.1 million for the fourth quarter of 2018.

Consolidated service revenue for the fourth quarter of 2019 increased 20% to $3.3 million compared to $2.8 million for the fourth quarter of 2018.

●
Cloud Telecommunications Segment UCaaS service revenue for the fourth quarter of 2019 increased 23% to $3.2 million compared to $2.6 million for the fourth quarter of 2018.

●
Web Services Segment service revenue for the fourth quarter of 2019 decreased 19% to $154,000, compared to $189,000 for the fourth quarter of 2018.

Consolidated product revenue for the fourth quarter of 2019 increased 20% to $397,000 compared to $330,000 for the fourth quarter of 2018.

Consolidated operating expenses for the fourth quarter of 2019 increased 13% to $3.5 million compared to $3.1 million for the fourth quarter of 2018.

The Company reported net income of $228,000 for the fourth quarter of 2019, or $0.02 per basic common share and $0.01 per diluted common share, compared to a net loss of $(8,000) or breakeven per basic and diluted common share for the fourth quarter of 2018.

Non-GAAP net income was $347,000 for the fourth quarter of 2019, or $0.02 per basic and diluted common share, compared to a non-GAAP net income of $104,000 or $0.01 per basic and diluted common share for the fourth quarter of 2018.

EBITDA for the fourth quarter of 2019 was $243,000 compared to $26,000 for the fourth quarter of 2018. Adjusted EBITDA for the fourth quarter of 2019 was $349,000 compared to $120,000 for the fourth quarter of 2018.

Financial Results for the Year Ended December 31, 2019

Consolidated total revenue for the year ended December 31, 2019 increased 21% to $14.4 million compared to $11.9 million for the year ended December 31, 2018.

Consolidated service revenue for the year ended December 31, 2019 increased 22% to $12.7 million compared to $10.5 million for the year ended December 31, 2018.

●
Cloud Telecommunications Segment UCaaS service revenue for the year ended December 31, 2019 increased 25% to $12.1 million compared to $9.6 million for the year ended December 31, 2018.

●
Web Services Segment service revenue for the year ended December 31, 2019 decreased 20% to $656,000, compared to $825,000 for the year ended December 31, 2018.

Consolidated product revenue for the year ended December 31, 2019 increased 17% to $1.7 million compared to $1.4 million for the year ended December 31, 2018.

Consolidated operating expenses for the year ended December 31, 2019 increased 10% to $13.3 million compared to $12.1 million for the year ended December 31, 2018.

The Company reported net income of $1.1 million for the year ended December 31, 2019, or $0.08 per basic common share and $0.07 per diluted common share, compared to a net loss of $(223,000) or $(0.02) loss per basic and diluted common share for the year ended December 31, 2018.

Non-GAAP net income was $1.6 million for the year ended December 31, 2019, or $0.11 per basic common share and $0.10 per diluted common share, compared to $287,000 or $0.02 per basic and diluted common share for the year ended December 31, 2018.

EBITDA for the year ended December 31, 2019 was $1.2 million compared to a $(114,000) loss for the year ended December 31, 2018. Adjusted EBITDA for the year ended December 31, 2019 was $1.6 million compared to $324,000 for the year ended December 31, 2018.

Total cash, cash equivalents, and restricted cash at December 31, 2019 was $4.3 million compared to $1.9 million at December 31, 2018.

Cash provided by operating activities for the year ended December 31, 2019 was $1.6 million compared to $452,000 for the year ended December 31, 2018. Cash used for investing activities for the year ended December 31, 2019 was $(72,000) compared to $(7,000) for the year ended December 31, 2018. Cash provided by financing activities for the year ended December 31, 2019 was $765,000 compared to $122,000 for the year ended December 31, 2018.

Steven G. Mihaylo, Chief Executive Officer commented, “We are very pleased with the results for both the fourth quarter and for the year. Our goal was to be GAAP positive for the year and we performed as expected. Our GAAP profit of eight cents per basic common share for 2019 compared to a loss of two cents per basic common share in 2018 is certainly very impressive. The results did not happen in a vacuum, it was part of a methodical process. This is our second year in a row of Non-GAAP profitability and sales growth. It shows we have been managing and growing the business on a regular basis. I am very pleased with the results of our core business the Cloud Telecommunications Segment UCaaS services. We had a very substantial UCaaS service revenue increase of 25% in 2019 compared to the year ended December 31, 2018. Our cash position has more than doubled with total cash, cash equivalents, and restricted cash being $4.3 million at the end of 2019 compared to $1.9 million at the end of 2018. I am also pleased with both the increase in our current ratio to 2.0 to 1 and that our shareholders equity increased by 119% in 2019. I would also like to point out that the fourth quarter results included an accrual of $200,000 for bonuses. All and all a very good year. Even with those excellent results no one is resting on their laurels we fully expect to continue to grow this business and increase sales. I am confident our results will continue to impress.”

Mihaylo added, "These results have not changed our attitude toward how we manage cash, we are very prudent. We have started to make necessary investments in the business so we can sustain the growth, but we still watch every penny of shareholder money and spend it carefully and strategically. We believe the market for and need for UCaaS services has never been greater, and we further believe we are in a unique position to capitalize on that market. I am convinced that our services, products and technology are the top in the industry. I know customers who use our Ride the Cloud® UCaaS services will be both impressed and, in most instances, save a substantial amount of money from what they currently spend. We will continue to work to grow shareholder value.”

Doug Gaylor, President and Chief Operating Officer, stated, “I share Steve’s enthusiasm for our future growth. The team will work every day with Steve to continue this momentum. As part of our future growth plans, we will increase our marketing spend and we have just hired a full time dedicated marketing employee who should start with us soon. We believe this will help us to continue to sustain our positive momentum.”

Conference Call The Company is hosting a conference call today, March 3, 2020 at 5:30 PM EST. The dial-in number for domestic participants is 844-369-8770 and 862-298-0840 for international participants. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST and reference Crexendo. A replay of the call will be available until March 10, 2020 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 33134.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being very pleased with the results for both the fourth quarter and for the year; (ii) that the GAAP profit for 2019 compared to 2018 is very impressive; (iii) that the results did not happen in a vacuum, and was part of a methodical process; (iv) that the results show that it has managed and grown the business on a regular basis; (iv) being very pleased with the results of its core business; (v) being pleased with both the increase in cash balances and the increase in shareholder equity for the year; (vi) believing the results were all and all a very good year; (vii) not sitting on their laurels even with those excellent results; (vii) fully expecting to continue to grow this business and increase sales; (viii) believing that its results will continue to impress; (ix) the having the results changing its attitude toward managing cash and continuing to be very prudent; (x) making necessary investments in the business so it can sustain the growth; (xi) watching every penny of shareholder money and spending it carefully and strategically; (xii) believing the market for and need for UCaaS services has never been greater and that the Company is in a unique position to capitalize on that market; (xiii) being convinced that its services, products and technology are the top in the industry; (xiv) finding that its customers who use Ride the Cloud® UCaaS services will be both impressed and, in most instances save a substantial amount of money from what they currently spend; (xv) will continue to work to grow shareholder value and continue this momentum; (xvi) will increase its marketing spend and has hired a full time dedicated marketing employee who should start soon and (xvii) believing those actions will help to continue to sustain our positive momentum.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2019, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES Consolidated Balance Sheets (In thousands, except par value and share data)
	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$4,180	$1,849
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $14
as of December 31, 2019 and $14 as of December 31, 2018	380	419
Contract assets	22	12
Inventories	382	270
Equipment financing receivables	143	67
Contract costs	379	371
Prepaid expenses	141	244
Income tax receivable	4	1
Total current assets	5,731	3,333

Long-term trade receivables, net of allowance for doubtful accounts
of $0 as December 31, 2019 and $0 as of December 31, 2018	6	10
Long-term equipment financing receivables, net	561	184
Property and equipment, net	155	124
Operating lease right-of-use assets	51	-
Intangible assets, net	465	167
Goodwill	272	272
Contract costs, net of current portion	436	342
Other long-term assets	106	117
Total Assets	$7,783	$4,549

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$86	$155
Accrued expenses	1,754	1,131
Finance leases	30	28
Notes payable	-	56
Operating lease liabilities	50	-
Contingent consideration	175	-
Contract liabilities	791	641
Total current liabilities	2,886	2,011

Contract liabilities, net of current portion	423	422
Finance leases, net of current portion	86	116
Operating lease liabilities, net of current portion	1	-
Total liabilities	3,396	2,549

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 14,884,755 shares issued and outstanding as of December 31, 2019 and 14,394,113 shares issued
and outstanding as of December 31, 2018	15	14
Additional paid-in capital	62,400	61,153
Accumulated deficit	(58,028)	(59,167)
Total stockholders' equity	4,387	2,000

Total Liabilities and Stockholders' Equity	$7,783	$4,549

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Year Ended December 31,
	2019	2018
Service revenue	$12,745	$10,461
Product revenue	1,691	1,447
Total revenue	14,436	11,908

Operating expenses:
Cost of service revenue	3,456	3,092
Cost of product revenue	895	727
Selling and marketing	3,862	3,403
General and administrative	4,235	4,091
Research and development	853	801
Total operating expenses	13,301	12,114

Income/(loss) from operations	1,135	(206)

Other income/(expense):
Interest income	6	7
Interest expense	(12)	(12)
Other income, net	16	3
Total other income/(expense), net	10	(2)

Income/(loss) before income tax	1,145	(208)

Income tax provision	(6)	(15)

Net income/(loss)	$1,139	$(223)

Earnings/(loss) per common share:
Basic	$0.08	$(0.02)
Diluted	$0.07	$(0.02)

Weighted-average common shares outstanding:
Basic	14,570,286	14,332,092
Diluted	15,559,863	14,332,092

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$1,139	$(223)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	94	92
Share-based compensation	399	438
Changes in assets and liabilities:
Trade receivables	43	(26)
Contract assets	(10)	(9)
Equipment financing receivables	(453)	(77)
Inventories	(112)	(139)
Contract costs	(102)	30
Prepaid expenses	103	32
Income tax receivable	(3)	(1)
Other assets	11	14
Accounts payable and accrued expenses	378	246
Contract liabilities	151	75
Net cash provided by operating activities	1,638	452

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(72)	(7)
Net cash used for investing activities	(72)	(7)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(28)	(10)
Proceeds from notes payable	-	130
Repayments made on notes payable	(56)	(153)
Proceeds from exercise of options	849	155
Net cash provided by financing activities	765	122

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	2,331	567

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE YEAR	1,949	1,382

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE YEAR	$4,280	$1,949

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$(9)	$(16)
Interest expense	$(12)	$(12)
Supplemental disclosure of non-cash investing and financing information:
Prepaid assets financed through finance leases	$-	$25
Property and equipment financed through finance leases	$-	$129
Contingent consideration related to intangible asset acquisition	$175	$-
Purchase of intangible assets included in accrued expenses	$176	$-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue:
Cloud telecommunications	$3,574	$2,908	$13,780	$11,083
Web services	154	189	656	825
Consolidated revenue	3,728	3,097	14,436	11,908

Income/(loss) from operations:
Cloud telecommunications	172	(85)	864	(613)
Web services	46	85	271	407
Total operating income/(loss)	218	-	1,135	(206)
Other income/(expense), net:
Cloud telecommunications	-	(2)	(2)	5
Web services	9	(6)	12	(7)
Total other income/(expense), net	9	(8)	10	(2)
Income/(loss) before income tax provision:
Cloud telecommunications	172	(87)	862	(608)
Web services	55	79	283	400
Income/(loss) before income tax provision	$227	$(8)	$1,145	$(208)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income/(loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income/(loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation and amortization of intangibles. We define EBITDA as U.S. GAAP net income/(loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our March 3, 2020 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income/(loss), EBITDA and Adjusted EBITDA. The terms Non-GAAP net income/(loss), EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income/(loss), EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

●
EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
●
they do not reflect changes in, or cash requirements for, our working capital needs;
●
they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income/(loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income/(loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$228	$(8)	$1,139	$(223)
Share-based compensation	106	94	399	438
Amortization of intangible assets	13	18	53	72
Non-GAAP net income	$347	$104	$1,591	$287

Non-GAAP net income per common share:
Basic	$0.02	$0.01	$0.11	$0.02
Diluted	$0.02	$0.01	$0.10	$0.02

Weighted-average common shares outstanding:
Basic	14,755,818	14,394,113	14,570,286	14,332,092
Diluted	15,929,874	14,902,330	15,559,863	15,095,262

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$228	$(8)	$1,139	$(223)
Depreciation and amortization	25	26	94	92
Interest expense	3	4	12	12
Interest and other expense/(income)	(12)	4	(22)	(10)
Income tax provision/(benefit)	(1)	-	6	15
EBITDA	243	26	1,229	(114)
Share-based compensation	106	94	399	438
Adjusted EBITDA	$349	$120	$1,628	$324